UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2018

OREXIGEN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33415 (Commission File Number)	65-1178822 (I.R.S. Employer Identification No.)

3344 N. Torrey Pines Court, Suite 200 La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 875-8600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 12, 2018, Orexigen Therapeutics, Inc. (the “Company”) entered into a Debtor in Possession Credit and Security Agreement (the “DIP Loan Agreement”) with Wilmington Trust, National Association, as administrative agent (the “DIP Administrative Agent”), Baupost Group Securities, L.L.C., EcoR1 Capital Fund, L.P., EcoR1 Capital Fund Qualified, L.P., 1992 MSF International Ltd, 1992 Tactical Credit Master Fund, L.P., Nineteen77 Global Multi-Strategy Alpha Master Limited, and Nineteen77 Global Multi-Strategy Alpha (Levered) Master Limited as lenders (the “DIP Lenders”), subject to approval of the Bankruptcy Court (as defined in Item 1.03 below). The DIP Loan Agreement provides for a $70,350,000 debtor-in-possession credit facility (the “DIP Facility”) consisting of (i) new money term loans in an aggregate amount of up to $35,000,000, (ii) roll-up loans (where prepetition secured notes are converted into post-petition secured obligations under the DIP Facility) in an aggregate amount of $35,000,000 (collectively, the “DIP Loans”) and (iii) a $350,000 fee to the DIP Lenders, which will be capitalized and added to the principal amount of the DIP Loans. The DIP Loan Agreement also provides for a $50,000 annual fee to be paid to the DIP Administrative Agent. In accordance with the terms of the DIP Loan Agreement, the Company will use the proceeds of the DIP Facility for the following purposes: (i) to pay (a) all reasonable fees due to the DIP Lenders and the DIP Administrative Agent, as well as their professional fees and expenses and (b) adequate protection payments to its prepetition secured noteholders and agents in connection with the use of their cash collateral, (ii) to provide working capital, (iii) for other general corporate purposes (including to market and sell certain assets of the Company), and (iv) to pay administration costs of the Chapter 11 Case and other amounts approved by the Bankruptcy Court as set forth in the budget attached to the DIP Loan Agreement as Exhibit A.

Pursuant to the terms of the DIP Loan Agreement, interest will accrue on the principal balance of the DIP Loans at a rate per annum equal to LIBOR for such interest period plus 10.00% per annum. The DIP Facility is subject to certain customary representations, warranties and covenants, and the DIP Lenders’ obligations to fund the DIP Loans are contingent upon the satisfaction of certain conditions, including, without limitation, the entry of interim and final orders by the Bankruptcy Court approving the DIP Facility and its terms (the “DIP Orders”).

Upon the occurrence of an event of default set forth in the DIP Loan Agreement (each a “DIP Event of Default”), the DIP Administrative Agent has the option of any or all of the following actions: (i) declaring all of the Company’s obligations under the DIP Facility to be immediately due and payable; (ii) terminating the lending commitments and the DIP Loan Agreement; (iii) declaring a termination, reduction or restriction on the ability of the Company to use any cash collateral of the DIP Lenders or prepetition secured noteholders; and/or (iv) exercising the rights of a secured party upon default under applicable law including the Uniform Commercial Code. The occurrence of a DIP Event of Default will cause the principal balance of the DIP Loans to accrue interest at a rate per annum equal to 2% above the non-default interest rate.

Subject to entry of the DIP Orders, the Company’s obligations under the DIP Loan Agreement will be (i) secured by, among other things, first priority, priming security interests in all of the Company’s assets, subject only to certain carve outs and permitted exceptions, as set forth in the DIP Loan Agreement and DIP Orders; and (ii) granted super-priority administrative claim status in the Bankruptcy Case described in Item 1.03 below, subject only to certain carve outs, as set forth in the DIP Loan Agreement and DIP Orders.

The foregoing description of the DIP Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the DIP Loan Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.03	Bankruptcy or Receivership.

On March 12, 2018, the Company filed a voluntary petition for bankruptcy protection (the “Petition”) under Chapter 11 of Title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”). The filing was made in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) (Case No. 18-10518).

The Company continues to operate its business as a debtor in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

A copy of the press release announcing the filing is attached hereto as Exhibit 99.1.

Item 2.02	Results of Operations and Financial Conditions.

In the press release announcing the filing of the Petition, the Company provided certain preliminary estimates of financial and operational results for the year ended December 31, 2017, including estimating U.S. net sales for Contrave to be approximately $75 million and global supply revenue from international partners to be approximately $13 million. The Company has not completed its year-end financial close process for the year ended December 31, 2017 and these estimates are subject to change. The Company’s independent registered public accounting firm, Ernst & Young LLP, has not audited, reviewed or compiled these estimates and, accordingly, does not express an opinion on, or provided any other form of assurance with respect to, these preliminary estimates. The preliminary estimates set forth in the release are not a comprehensive statement of the Company’s financial or operational results for the year ended December 31, 2017 and its actual results may differ materially from these estimates.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to Item 2.02 of this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 12, 2018, the Company entered into the DIP Loan Agreement. The information set forth above in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On March 12, 2018, the Company filed the Petition as described in Item 1.03 above. The filing constitutes a triggering event, also termed an “Event of Default,” under the following indentures previously entered into by the Company in connection with the issuance of convertible debt:

•	the Indenture, dated as of December 6, 2013, by and between the Company and Wilmington Trust, National Association, as trustee, with respect to the Company’s 2.75% Convertible Senior Notes due 2020;

•	the Indenture, dated as of March 21, 2016, by and between the Company and U.S. Bank National Association, as trustee and collateral agent, with respect to the Company’s 0% Convertible Senior Secured Notes due 2020; and

•	the Indenture, dated as of February 23, 2017, by and between the Company and U.S. Bank National Association, as trustee, with respect to the Company’s 2.75% Convertible Senior Exchange Notes due 2020.

Under these indentures, an Event of Default occurs if, among other things, the Company commences a voluntary case seeking relief under any bankruptcy law. Upon such Event of Default, the entire principal amount of debt under the indentures, together with all accrued and unpaid interest thereon, becomes immediately due and payable without further action.

Any efforts to enforce these payment obligations under these indentures is automatically stayed as a result of the filing of the Petition, and holders’ rights of enforcement are subject to the applicable provisions of the Bankruptcy Code.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Debtor in Possession Credit and Security Agreement, dated as of March 12, 2018, by and between the Company, Wilmington Trust, National Association, as administrative agent, and certain lenders.

99.1	Press Release, dated March 12, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date: March 12, 2018	By:	/s/ Thomas P. Lynch
	Name:	Thomas P. Lynch
	Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

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